CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                               OGDEN-COVANTA, INC.

                                      INTO

                                OGDEN CORPORATION

                             ***********************
                Under Section 253 of the General Corporation Law


Ogden Corporation (the "Company"), a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on August 4, 1939, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares of the stock of Ogden-Covanta, Inc., a corporation incorporated on February 13, 2001, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted pursuant to a Unanimous Written Consent of the Board of Directors, dated February 23, 2001, determined to merge into itself Ogden-Covanta, Inc. on the conditions set forth in such resolutions:

         RESOLVED, that the Company merge into itself its wholly-owned subsidiary, Ogden-Covanta, Inc. ("Ogden-Covanta"), a Delaware corporation (the "Merger"), and assume all of Ogden Covanta's liabilities and obligations; and be it further

         RESOLVED, that the name of the Company be changed on the date of the Merger from "Ogden Corporation" to "Covanta Energy Corporation"; and be it further

         RESOLVED, that the President and any officer designated by the President be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge Ogden-Covanta into the Company and to assume Ogden-Covanta's liabilities and obligations on the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware; and be it further

FOURTH: That the corporate name of the surviving corporation shall be changed on the effective date from "Ogden Corporation " to "Covanta Energy Corporation".

FIFTH: That the effective time and date of the merger shall be 10:00 A.M., March 13, 2001.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Jeffrey R. Horowitz, its Senior Vice President - Legal Affairs and Secretary, this 7th day of March, 2001.

                                            Ogden Corporation

                                            /s/ Jeffrey R. Horowitz
                                            ------------------------------------

                                            By: Jeffrey R. Horowitz
                                            Title: Senior Vice President - Legal
                                                    Affairs and Secretary